Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119832) of Bimini Capital Management, Inc. of our reports dated March 20, 2013, relating to the consolidated financial statements and the effectiveness of Bimini Capital Management, Inc.’s internal control over financial reporting,  which appear in this Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
March 20, 2013	Certified Public Accountants